Exhibit 99.1

KCAP Financial, Inc. Announces Full Year 2016 Financial Results

NEW YORK, March 8, 2017 – KCAP Financial, Inc. (Nasdaq GS: KCAP) announces its full year 2016 financial results.

Financial Highlights

•	Net investment income for the year ended December 31, 2016 was approximately $18.5 million, or $0.50 per basic share, compared with $24.2 million, or $0.65 per basic share in 2015.

•	KCAP Financial, Inc. declared a fourth quarter shareholder distribution of $0.12 per share.

•	At December 31, 2016, the fair value of KCAP's investments totaled approximately $366.5 million.

•	Net asset value per share of $5.24 as of December 31, 2016, compared with $5.82 at December 31, 2015.

Dayl Pearson, President and Chief Executive Officer of KCAP Financial, Inc., noted, “After significant repayments in the first three quarters of 2016, we had a strong fourth quarter of originations and still ended the year with additional dry powder. We were also pleased to close our latest CLO in December.”

Operating Results

For the year ended December 31, 2016, we reported total investment income of approximately $36.2 million as compared to approximately $45.5 million in the prior year, a decrease of 20%. Investment income from debt securities decreased 14% to approximately $20.8 million from approximately $24.1 million. Investment income from investments in CLO fund securities in 2016 decreased 15% to $13.3 million from $15.7 million in 2015, and dividends from our Asset Manager Affiliates decreased 74% from $5.3 million to $1.4 million.

For the year ended December 31, 2016, total expenses were lower by approximately $3.6 million as compared to the same period in 2015, primarily attributable to a decrease in interest expense related to the lower average outstanding principal balance on our borrowings during 2016.

Net investment income for the years ended 2016 and 2015 was approximately $18.5 million and $24.2 million, or $0.50 and $0.65 per share, respectively. Net realized and unrealized depreciation on investments for the year ended 2016 was approximately $19.4 million, as compared to net realized and unrealized depreciation on investments of $42.4 million for the same period in 2015.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $366.5 million as of December 31, 2016. The composition of our investment portfolio at December 31, 2016 and December 31, 2015, at cost and fair value, was as follows:

	December 31, 2016			December 31, 2015
Security Type	Cost/Amortized Cost	Fair Value	%¹	Cost/Amortized Cost	Fair Value	%¹
Money Market Accounts²	$28,699,269	$28,699,269	8%	$2,129,381	$2,129,381	1%
Senior Secured Loan	207,701,078	200,322,152	55	203,819,074	194,123,223	46
Junior Secured Loan	37,251,776	35,444,440	10	40,221,557	37,591,900	9
Senior Unsecured Loan	-	-	-	23,000,000	23,000,000	6
First Lien Bond	3,060,919	1,089,338	-	3,000,000	2,216,700	1
Senior Subordinated Bond	-	-	-	4,466,793	4,615,569	1
Senior Unsecured Bond	-	-	-	11,879,187	10,551,724	3
Senior Secured Bond	1,506,461	1,487,400	-	1,510,560	1,503,755	-
CLO Fund Securities	76,851,317	54,174,350	15	83,214,947	55,872,382	14
Equity Securities	10,389,007	5,056,355	1	10,467,787	9,548,488	2
Preferred Securities	-	-	-	10,411,673	11,036,373	3
Asset Manager Affiliates³	55,341,230	40,198,000	11	56,591,230	57,381,000	14

Total	$420,801,057	$366,471,304	100%	$450,712,189	$409,570,495	100%

¹	Represents percentage of total portfolio at fair value

²	Includes restricted cash held under employee benefit plans.

³	Represents the equity investment in the Asset Manager Affiliates.

Liquidity and Capital Resources

At December 31, 2016, we had unrestricted cash and money market balances of approximately $30.0 million, total assets of approximately $381.4 million and stockholders' equity of approximately $194.9 million. Our net asset value per common share was $5.24. As of December 31, 2016, we had $180.9 million of borrowings outstanding ($175.6 million net of discount) with a weighted average interest rate of approximately 3.9%.

Generally we would look to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. However, we may face difficulty in obtaining a new debt and equity financing as a result of current market conditions, and because our common stock has traded at a price below our current net asset value per share. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock.

Distributions

Generally, we seek to fund distributions to shareholders from current distributable earnings, primarily from net interest and dividend income generated by our investment portfolio and any distributions from our Asset Manager Affiliates (Trimaran Advisors and Katonah Debt Advisors). However, a portion of distributions paid to shareholders may be a return of capital. We announced a regular quarterly distribution of $0.12 per share for the quarter ended December 31, 2016. The record date for this distribution was January 6, 2017 and the distribution was paid on January 27, 2017. Tax characteristics of all distributions paid by us in 2016 have been reported to stockholders on Form 1099-DIV after the end of the calendar year.

We have adopted a dividend reinvestment plan that provides for reinvestment of distributions in shares of our common stock, unless a stockholder elects to receive cash. As a result, if we declare a cash distribution, shareholders who have not "opted out" of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving cash. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

We will hold a conference call on Thursday, March 9, 2017 at 9:00 a.m. Eastern Time to discuss our full year 2016 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast.

The conference call dial-in number is (866) 757-5630. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kcapfinancial.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7:00 p.m. Eastern Time for approximately 90 days.

A replay of this conference call will be available from 12:00 p.m. on March 9, 2017 until 12:00 p.m. Eastern Time on March 16, 2017. The dial in number for the replay is 855-859-2056 and the conference ID is 81098779.

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company's wholly owned portfolio companies, Trimaran Advisors, L.L.C. and Katonah Debt Advisors, L.L.C. , manage collateralized debt obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Forward Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS

	As of December 31, 2016	As of December 31, 2015

ASSETS
Investments at fair value:
Money market accounts (cost: 2016 - $28,699,269; 2015 - $2,129,381)	$28,699,269	$2,129,381
Debt securities (amortized cost: 2016 - $249,520,234; 2015 - $298,308,845)	238,343,330	284,639,244
CLO Fund Securities managed by affiliates (amortized cost: 2016 - $71,734,809; 2015 - $77,764,568)	51,908,784	53,557,570
CLO Fund Securities managed by non-affiliates (amortized cost: 2016 - $5,116,508; 2015 - $5,450,379)	2,265,566	2,314,812
Equity securities (cost: 2016 - $10,389,007; 2015 - $10,467,786)	5,056,355	9,548,488
Asset Manager Affiliates (cost: 2016 - $55,341,230; 2015 - $56,591,230)	40,198,000	57,381,000
Total Investments at Fair Value (cost: 2016 - $420,801,057; 2015 - $450,712,189)	366,471,304	409,570,495
Cash	1,307,257	-
Restricted cash	8,528,298	7,138,272
Interest receivable	1,033,917	1,812,624
Receivable for open trades	2,950,658	—
Due from affiliates	612,854	2,117,095
Other assets	467,695	566,211

Total Assets	$381,371,983	$421,204,697

LIABILITIES
Notes issued by KCAP Senior Funding I, LLC (net of discount and offering costs of: 2016 - $2,286,425 and $2,459,156, respectively; 2015 - $2,907,595 and $3,126,009, respectively)	$142,604,419	$141,316,396
7.375% Notes Due 2019 (net of offering costs of: 2016 - $550,774; 2015 - $890,344)	32,980,151	40,509,656
Convertible Notes (net of offering costs of: 2015 - $21,291)	—	19,277,709
Payable for open trades	7,884,943	—
Accounts payable and accrued expenses	2,047,405	2,218,065
Accrued interest payable	930,086	1,228,068
Due to affiliates	54	554,333

Total Liabilities	186,447,058	205,104,227

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 37,282,296 issued, and 37,178,294 outstanding at December 31, 2016, and 37,136,353 issued, and 37,100,005 outstanding at December 31, 2015	371,783	371,000
Capital in excess of par value	353,404,155	361,962,511
Excess distribution of net investment income	(14,630,319)	(21,638,184)
Accumulated net realized losses	(88,491,896)	(82,054,107)
Net unrealized depreciation on investments	(55,728,798)	(42,540,750)

Total Stockholders' Equity	194,924,925	216,100,470

Total Liabilities and Stockholders' Equity	$381,371,983	$421,204,697

NET ASSET VALUE PER COMMON SHARE	$5.24	$5.82

KCAP FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2016	2015	2014

Investment Income:
Interest from investments in debt securities	$20,828,916	$24,101,257	$21,386,432
Interest from cash and time deposits	29,383	10,239	3,452
Investment income on CLO Fund Securities managed by affiliates	12,642,625	14,691,428	12,367,581
Investment income on CLO Fund Securities managed by non-affiliates	630,647	1,008,634	1,045,225
Dividends from Asset Manager Affiliates	1,400,000	5,348,554	5,467,914
Capital structuring service fees	668,527	366,859	934,871

Total investment income	36,200,098	45,526,971	41,205,475

Expenses:
Interest and amortization of debt issuance costs	9,110,603	11,727,880	11,538,179
Compensation	4,103,558	3,843,799	4,951,745
Professional fees	2,391,038	3,520,461	2,614,479
Insurance	412,764	433,561	471,276
Administrative and other	1,692,140	1,818,480	1,509,228

Total expenses	17,710,103	21,344,181	21,084,907

Net Investment Income	18,489,995	24,182,790	20,120,568
Realized And Unrealized Gains (Losses) On Investments:
Net realized losses from investment transactions	(6,167,467)	(6,202,289)	(10,384,415)
Net change in unrealized (depreciation) appreciation on:
Debt securities	2,492,707	(10,748,262)	5,641,403
Equity securities	(4,413,354)	(210,167)	7,040,155
CLO Fund Securities managed by affiliates	4,380,974	(12,990,404)	(11,584,257)
CLO Fund Securities managed by non-affiliates	284,625	(977,483)	2,884,109
Asset Manager Affiliates investments	(15,933,000)	(11,243,554)	2,064,107

Total net (depreciation) appreciation from investment transactions	(13,188,048)	(36,169,870)	6,045,517
Net realized and unrealized loss on investments	(19,355,515)	(42,372,159)	(4,338,898)

Realized losses on extinguishments of debt	(174,211)	(445,189)	(748,076)

Net (Decrease) Increase In Stockholders’ Equity Resulting From Operations	$(1,039,731)	$(18,634,558)	$15,033,594

Net (Decrease) Increase in Stockholders' Equity Resulting from Operations per Common Share:
Basic:	$(0.03)	$(0.50)	$0.44
Diluted:	$(0.03)	$(0.50)	$0.43
Net Investment Income Per Common Share:
Basic:	$0.50	$0.65	$0.59
Diluted:	$0.50	$0.65	$0.58

Weighted Average Shares of Common Stock Outstanding—Basic	37,149,663	36,964,444	34,248,346
Weighted Average Shares of Common Stock Outstanding—Diluted	37,149,663	36,964,444	34,259,977

KCAP-G

CONTACT:	Ted Gilpin

gilpin@kcapinc.com

(212) 455-8300

Source: KCAP Financial, Inc.

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